Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the Windstream 401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135849) of Windstream Corporation of our report dated June 22, 2010 relating to the financial statements of the Windstream 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

June 22, 2010